SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

TERREMARK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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October ___, 2002

Dear Stockholder:

You are cordially invited to attend our 2002 annual meeting of stockholders, which will be held at 10:00 a.m. on Friday, November 15, 2002, at the      , Miami, Florida      .

At the annual meeting, you will be asked to:

•	elect ten persons to the Board of Directors; and
•	approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 400,000,000.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.

The Board of Directors recommends that you vote in favor of the election of the nominated directors and the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Manuel D. Medina
Chairman of the Board &
Chief Executive Officer

2601 South Bayshore Drive Miami, Florida 33133

TERREMARK WORLDWIDE, INC.
2601 South Bayshore Drive
Miami, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 15, 2002

To our Stockholders:

     The 2002 annual meeting of stockholders of Terremark Worldwide, Inc. will be held at 10:00 a.m., local time, on Friday, November 15, 2002, at      , Miami, Florida      , for the purpose of considering and acting upon the following:

1.	Election of ten members to our Board of Directors to hold office until our 2003 annual meeting or until their successors are duly elected and qualified;

2.	Amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 300,000,000 to 400,000,000; and

3.	Any other matters that properly come before the meeting.

     The Board of Directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

     Stockholders of record at the close of business on October 4, 2002 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Robert D. Sichta Assistant Secretary

Miami, Florida October , 2002

YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.
The Board of Directors recommends that you vote in favor of the election of the nominated directors and the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.
Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.
Sincerely,
ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board’s recommendations?
What vote is required to approve each proposal?
Who pays for the preparation of the proxy?
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 – ELECTION OF DIRECTORS
Directors Standing for Election
BOARD OF DIRECTORS COMMITTEES
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATED PARTY TRANSACTIONS
PROPOSAL 2 — INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
INDEPENDENT ACCOUNTANTS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

TERREMARK WORLDWIDE, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

     This proxy statement contains information related to our annual meeting of stockholders to be held on Friday, November 15, 2002, beginning at 10:00 a.m. local time, at      , Miami, Florida      , and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is October 15, 2002. You should review this information in conjunction with our 2002 Annual Report to stockholders which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will vote on the election of directors and the amendment of our amended and restated certificate of incorporation to increase the number of shares of authorized common stock. In addition, we will report on our performance and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date, October 4, 2002, are entitled to receive notice of the annual meeting and to vote shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, October 4, 2002, 222,631,074 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:

•	for the election of the nominated slate of directors; and

•	for the amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 300,000,000 to 400,000,000.

     The Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

     Election of Directors. The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

     Other Proposals. For each other proposal, the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) will be required for approval. Abstentions and broker non-votes are treated as shares present or represented and entitled to vote on such matters and thus have the same effect as negative votes. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 2601 South Bayshore Drive, Miami, Florida 33133, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of common stock beneficially owned as of October 4, 2002, by (i) each of our directors, (ii) each of our executive officers named in the Executive Compensation Table, (iii) all of our directors and executive officers as a group and (iv) each person known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise provided, the address of each holder is c/o Terremark Worldwide, Inc., 2601 South Bayshore Drive, Miami, Florida 33133. As of October 4, 2002, there were 222,631,074 shares of our common stock outstanding.

	Amount and Nature		Percentage of
	of Beneficial		Outstanding Common
Name and Address of Beneficial Owner	Ownership(1)		Shares Owned

Manuel D. Medina	41,427,149	(2)	18.52%
Joseph R. Wright, Jr.	4,423,017	(3)	1.95%
Guillermo Amore	3,813,534	(4)	1.70%
Marvin S. Rosen	1,352,984	(5)	*
Miguel J. Rosenfeld	449,463	(6)	*
Kenneth J. Starr	395,824	(7)	*
Brian K. Goodkind	262,843	(8)	*
Jose Maria Figueres-Olsen	300,000	(9)	*
Joel A. Schleicher	230,001	(10)	*
Timothy Elwes	200,000	(11)	*
Jose A. Segrera	83,334	(12)	*
Jose E. Gonzalez	87,834	(12)	*
All directors and executive officers as a group (12 persons)	53,025,983		23.00%
5% Stockholders:
Vistagreen Holdings (Bahamas) Limited	29,909,128	(13)	13.43%
Paradise Stream (Bahamas) Limited	25,000,000	(14)	11.23%

*	Represents less than 1%.

(1)	Except as indicated below, a person is deemed to be the beneficial owner of securities which that person has sole voting and dispositive power. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from October 4, 2002 upon the exercise of options, warrants or other convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person, but not those held by any other person, and that are exercisable within 60 days from the applicable date, have been exercised.

(2)	As reported in this holder’s Schedule 13D, and any amendments thereto, filed with the Securities Exchange Commission on October 4, 2002, these include 7,021,682 shares as to which Mr. Medina has sole voting power but does not have dispositive power. Also includes 889,277 shares of common stock underlying convertible debentures and 200,000 shares of common stock underlying stock options.

(3)	Does not include 50,000 shares held in trust for the benefit of Mr. Wright’s grandchildren, with respect to which Mr. Wright disclaims any beneficial ownership. Includes 3,400,000 shares of common stock underlying options and 323,373 shares of common stock underlying convertible debentures.

(4)	Includes 1,131,807 shares of common stock underlying convertible debentures which are held by a trust with respect to which Mr. Amore is a general partner and with respect to which holder disclaims any beneficial ownership except as to the extent of his pecuniary interest therein. Includes 4,000 shares owned by Mr. Amore’s brother, over which Mr. Amore has investment control and 200,000 shares of common stock underlying options. Includes 610,909 shares of common stock held by the same trust, with respect to which Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include 477,074 shares held in a trust for the benefit of Mr. Amore’s grandchildren, with respect to which holder disclaims any beneficial ownership therein.

(5)	Includes 205,810 shares of common stock underlying convertible debentures and 235,834 shares of common stock underlying options.

(6)	Includes 145,000 shares held indirectly by Mr. Rosenfeld and 200,000 shares of common stock underlying options. Does not include 49,189 shares held by Mr. Rosenfeld’s children and mother, with respect to which holder disclaims any beneficial ownership.

(7)	Includes 30,000 shares owned by Mr. Starr’s wife and 8,000 shares owned by Mr. Starr’s children. Also includes 100,000 shares of common stock underlying warrants and 200,000 shares of common stock underlying options.

(8)	Includes 80,843 shares of common stock underlying convertible debentures and 150,000 shares of common stock underlying options.

(9)	Includes shares to which Mr. Figueres-Olsen has sole voting and investment power or shares voting and investment power with his spouse and 200,000 shares of common stock underlying options.

(10)	Includes 230,001 shares of common stock underlying options.

(11)	Includes 200,000 shares of common stock underlying options.

(12)	Includes 83,334 shares of common stock underlying options.

(13)	As reported in this holder’s Schedule 13D, and any amendments thereto, filed with the Securities Exchange Commission on October 4, 2002.

(14)	As reported in this holder’s Schedule 13D, and any amendments thereto, filed with the Securities Exchange Commission on October 4, 2002.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors Standing for Election

     At the annual meeting, the stockholders will elect ten directors, each of whom will serve for a term expiring at the 2003 annual meeting of stockholders, or until his successor has been duly elected and qualified.

     The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

     The directors standing for re-election are:

•	Manuel D. Medina has served as our Chairman of the Board, President and Chief Executive Officer since April 28, 2000, the date of our merger, and as that of Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communications Investors Group, the holder of the Series G Preferred Stock. Mr. Medina has been a director of Fusion Telecommunications International since December 14, 1998. Before founding Terremark, Mr. Medina, a certified public accountant, worked with PricewaterhouseCoopers LLP. Subsequently, he established and operated an independent financial and real estate consulting company. Mr. Medina earned a Bachelors of Science degree in Accounting from Florida Atlantic University in 1974.

•	Guillermo Amore has served as a member of our Board of Directors since February 2001. From August 2000 to February 2001, Mr. Amore served as the President and Chief Operating Officer of our wholly-owned subsidiary, Terremark Latin America, Inc., prior to which, he served as Chairman and Chief Executive Officer of Spectrum Telecommunications Corporation until its acquisition. Mr. Amore has nearly 35 years of telecommunications experience, much of it focused on the developing markets of Latin America and the Caribbean. During his tenure at GTE Corporation he built an extensive network of contacts in the region. These contacts served him well in business development and regulatory affairs during his stewardship of Grupo Isacell S.A. of Mexico and of Spectrum Telecommunications. Mr. Amore holds an MBA from Harvard University and a Bachelors degree in Science in Electrical Engineering from Pontificia Universidad Javeriana, Colombia.

•	Timothy Elwes has served as a member of our Board of Directors since April 2000. Mr. Elwes has also served as member of the Board of Directors of Timothy Elwes & Partners Ltd., a financial services company, from May 1978 until October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995. Mr. Elwes is a director of Fidux Trust Co. Ltd. He is also a non-executive director of Partridge Fine Arts plc, a public company since 1989. He has served as a director of Makecater Ltd., a property-developing company, since 1995. Since 1989 he has served as a director of Tagring Ltd., a financial services company.

•	Jose Maria Figueres-Olsen has served as a member of our Board of Directors since October 2000. Mr. Figueres-Olsen is the former President of Costa Rica, serving as the head of state of his native country from 1994 to 1998, during which he made sustainable development the cornerstone of his administration and led his country into the digital economy through the implementation of several IT programs and the attraction of foreign investment including Intel. Since leaving office, President Figueres-Olsen has served as a Director of the Digital

Nations Consortium, launched by the MIT Media Lab to develop a new generation of technologies and applications that enable people to design, create, and learn new ways to become more active participants in developing societies. President Figueres-Olsen also serves on the Board of Directors of the World Resources Institute, the World Wildlife Fund, the Stockholm Environment Institute, and Leadership in Environment and Development. President Figueres-Olsen holds a degree in Industrial Engineering from the United States Military Academy at West Point and a Masters degree in Public Administration (Mason Fellow) from the John F. Kennedy School of Government at Harvard University.

•	Marvin S. Rosen has served as a member of our Board of Directors since April 2000. Mr. Rosen is a co-founder of Fusion Telecommunications International and has served as its Vice Chairman since December 1998. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen currently serves on the Board of Directors of the Children’s Health Fund (New York City), since 1994, the Robert F. Kennedy Memorial, since 1995, Bio-Medical Disposal, Inc., since 1998 and Fusion Telecommunications International, Inc., since 1997, where he has also been Vice-Chairman since December 1998. Mr. Rosen received his Bachelor of Science degree in Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

•	Miguel J. Rosenfeld has served as a member of our Board of Directors since April 2000. Since November 1991, he has also served as a Senior Vice President of Delia Feallo Productions, Inc., where he has been responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision International Corporation. Mr. Rosenfeld holds a Bachelors degree in Administration from the University of Buenos Aires.

•	Joel A. Schleicher has served as a member of our Board of Directors since April 2000. Mr. Schleicher has been President and Chief Executive Officer for Exp@nets since June 1998. Exp@nets is a leading nationwide provider of networked communication solutions to business. His previous communications industry experience started as the Chief Operating Officer, President and director of Nextel Communications, Inc. from 1989 to 1995 and subsequently with ProCommunications, Inc. from 1996 to 1997. He has been a member of the Board of Directors of NovAtel, Inc., a global GPS provider, since 1997, Fusion Telecommunications, an international long distance service provider, since 1998, and TechTronic Industries, a Hong Kong based manufacturer of consumer appliances, since 1998. Before Nextel, Mr. Schleicher spent 10 years in the consumer durables and energy sectors of industry and four years with KPMG Peat Marwick in various capacities. He is a graduate of the Carlson School of the University of Minnesota.

•	Kenneth I. Starr has served as a member of our Board of Directors since April 2000. Mr. Starr has also served as the Chairman and Chief Executive Officer of Starr & Company, a New York City-based accounting and business management firm, since he founded this firm in 1986.

•	Joseph R. Wright, Jr. served as our Vice Chairman of the Board of Directors from April 28, 2000 to August 2001. Prior to that, Mr. Wright served as Chairman of the Board from May 1995 to April 2000. Mr. Wright is currently Chief Executive Officer of PanAm Sat Corporation. Mr. Wright served as Chairman of the Board of GRC International, Inc. a United States public company that provides technical information technology support to government and private entities from 1996 to 2000. He is also Co-Chairman of Baker &

Taylor Holdings, Inc., an international book and video distribution company, and Vice Chairman of Jefferson Consulting Group, a Washington D.C. consulting firm. From 1989 to 1994, Mr. Wright served as Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., an international chemicals and health care company, President of Grace Energy Corporation and Chairman of Grace Environmental Company. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan’s cabinet. Before 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz Allen & Hamilton, a management consulting firm. Mr. Wright also serves on the Boards of Directors of Fusion Telecommunications International, Inc., Cereus Technology Partners, RealMed Corporation and serves on the AT&T Government Markets Advisory Board. He is a former member of the President’s Export Council and a former member of the Board of Directors of Travelers, Harcourt Brace Janovich, and Hampton University.

•	[add bio of new director nominee]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMMITTEES

     Our Board of Directors has a standing audit committee and compensation committee. We do not have a nominating or similar committee. Our Board of Directors performs the functions of a nominating or similar committee.

Audit Committee

     The primary function of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. The Board of Directors has adopted and approved a charter for the audit committee. Under the charter, the duties and responsibilities of the audit committee include:

•	recommending to the board the appointment of our auditors and any termination of engagement;

•	reviewing the scope and results of audits and other services provided by our auditors;

•	reviewing our significant accounting policies and internal controls; and

•	having general responsibility for all related auditing matters.

     For the fiscal year ended March 31, 2002, Timothy Elwes, Miguel J. Rosenfeld and Joel A. Schleicher were the members of our audit committee. The audit committee met _____ times during the fiscal year ended March 31, 2002. The Board of Directors has determined that all members of the audit committee are “Independent,” as that term is defined by the American Stock Exchange’s listing standards.

     Following is the report of the audit committee:

Under the guidance of a written charter adopted by the Board of Directors, which was included as an appendix to the proxy materials for the 2001 annual meeting of stockholders, the Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the Board of Directors.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards in the United States. The Audit Committee has the responsibility to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee recommended to the board the selection of the company’s independent accountants, PricewaterhouseCoopers LLP. That firm has discussed with the Committee and provided written disclosures to the Committee on (1) that firm’s independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

The Committee reviewed with the independent accountants the overall scope and specific plans for their respective audits.

Without management present, the Committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting.

The Committee reviewed and discussed with management and the independent accountants the company’s audited financial statements.

Following these actions, the Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee:

Timothy Elwes Miguel J. Rosenfeld Joel A. Schleicher

     Compensation Committee

     The functions of the compensation committee include:

•	reviewing and approving the compensation of the directors, officers and employees, including salaries, bonuses, commission and benefit plans; and

•	administering the Amended and Restated 1996 Stock Option Plan, the 2000 Stock Option Plan and the 2000 Directors Stock Option Plan.

     For the fiscal year ended March 31, 2002, Timothy Elwes, Miguel J. Rosenfeld and Kenneth I. Starr were the members of our compensation committee. The compensation committee met one time during the fiscal year ended March 31, 2002.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following tables present information concerning compensation for the chief executive officer and our four most highly compensated executive officers (our “Named Executive Officers”) for services in all capacities during the fiscal years indicated.

				Long Term
				Compensation Awards

Name and		Salary	Other Annual	Stock	Options/
Principal Position	Year	($)	Compensation	Awards ($)	SARS (#)

Manuel D. Medina Chairman of the Board,	2002	$350,000	—	—	100,000
President & Chief	2001	$350,000	—	—	100,000
Executive Officer	2000	$350,000	—	—	—

Joseph R. Wright, Jr. Vice Chairman of the Board	2002	$100,000 (1)	—	—	100,000
	2001	$285,000	—	—	100,000
	2000	$483,333	$35,000 (2)	87,500	—

Brian K. Goodkind Executive Vice President	2002	$250,000	—	—	—
& Chief Operating Officer	2001	$250,000	—	—	150,000
	2000	$250,000	—	—	150,000

Jose A. Segrera Senior Vice President &	2002	$170,000	—	—	200,000
Chief Financial Officer	2001	$150,000	—	—	150,000
	2000	—	—	—	—

Jose E. Gonzalez Senior Vice President &	2002	$175,000	—	—	200,000
General Counsel	2001	$175,000	—	—	150,000
	2000	—	—	—	—

(1)	Pursuant to a one-year consulting agreement with the Company, whereby Mr. Wright receives a fee of $8,333 per month.

(2)	During fiscal 2000, we paid approximately $30,000 per year on behalf of Mr. Wright for certain personal tax and accounting services rendered by third parties for Mr. Wright.

Option/SAR Grant Table

     The following table sets forth information concerning grants of stock options made during the fiscal year ended March 31, 2002 to our Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended March 31, 2002.

					Potential Realizable
					Value At Assumed Annual
					Rates Of Stock Price
					Appreciation For Option
	Individual Grants				Term (1)

	Number of	% of Total Options
	Securities	Granted to
	Underlying Options	Employees in Fiscal	Exercise Price	Expiration
Name	Granted (#)	Year	($/Sh)	Date	5% ($)	10% ($)

Manuel D. Medina	100,000	2.46	0.67	10/18/11	33,500	67,000
Joseph R. Wright, Jr.	100,000	2.46	0.67	10/18/11	33,500	67,000
Brian K. Goodkind	-0-	—	—	—	—	—
Jose A. Segrera	200,000	4.91	0.67	10/18/11	67,000	134,000
Jose E. Gonzalez	200,000	4.91	0.67	10/18/11	67,000	134,000

(1)	These amounts are based on assumed appreciation rates of 5% and 10% set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, of our stock price.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

     During the fiscal year ended March 31, 2002, our Named Executive Officers did not exercise any options.

Compensation Committee Interlocks and Insider Participation

     As indicated above, the following directors served as members of the compensation committee during the 2002 fiscal year: Timothy Elwes, Miguel J. Rosenfeld and Kenneth I. Starr. None of the members of the compensation committee was, at any time either during or before such fiscal year, an employee of ours or any of our subsidiaries.

Employment Agreements

     Manuel D. Medina entered into a one year employment agreement, commencing March 10, 2000, whereby he was employed as our President and Chairman of the Board. On September 6, 2001, Mr. Medina’s employment agreement was amended and restated. The amended and restated agreement commenced April 28, 2001 and provides that Mr. Medina will be employed as our President, Chief

Executive Officer and Chairman of the Board. The amended and restated agreement is for a term of twelve months and automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The amended and restated agreement provides for an annual base salary of $350,000.

     Brian K. Goodkind has entered into a one year employment agreement, commencing March 10, 2000, whereby he will be employed as our Executive Vice President. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In January 2001, Mr. Goodkind’s title was changed to Executive Vice President and Chief Operating Officer. The agreement provides for an annual base salary of $250,000.

     Jose E. Gonzalez has entered into a one year employment agreement, commencing September 25, 2000, whereby he will be employed as our General Counsel. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In January 2001, Mr. Gonzalez’s title was changed to Senior Vice President and General Counsel. The agreement provides for an annual base salary of $175,000.

     Jose A. Segrera has entered into a one year employment agreement, commencing September 25, 2000, whereby he will be employed as our Chief Financial Officer. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In June 2001, Mr. Segrera’s title was changed to Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $150,000.

     Except as set forth in employment agreements and stock option agreements of some of our employees and our subsidiaries, we have no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee or a change in control, or a change in such executive officer’s or key employee’s responsibilities following a change in control.

Director Compensation

     We maintain a policy of compensating our directors using stock option grants. For their services as our directors for our fiscal year ended March 31, 2002, each of our directors received 100,000 stock options. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for attendance at meetings.

Indemnification of Officers and Directors

     Our certificate of incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our certificate of incorporation and bylaws also contain indemnification provisions that permit us to indemnify our officers and directors to the maximum extent provided by Delaware law.

Directors and Officers Liability Insurance

     We have obtained directors’ and officers’ liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $25,000,000. This policy expires April 3, 2003.

Employee Stock Option Plans

     Under our 1995 Stock Option Plan, we have reserved for issuance an aggregate of 500,000 shares of our common stock. As of September 30, 2002, we had granted options to purchase 385,000 shares of common stock pursuant to this plan, of which 267,500 have been exercised and 117,500 are vested but have not been exercised.

     Under our 1996 Stock Option Plan, we have reserved for issuance an aggregate of 12,000,000 shares of common stock, 8,786,092 of which have been granted and exercised. As of September 30, 2002, 6,036,832 granted options have vested and remain unexercised and 2,749,260 have been granted but remain subject to vesting schedules.

     Under our 2000 Stock Option Plan, we have reserved for issuance an aggregate of 5,000,000 shares of common stock. As of September 30, 2002, we had granted options to purchase 3,917,259 shares of common stock pursuant to this plan, none of which have yet vested and, therefore, have not been exercised.

     Unless sooner terminated by the Board of Directors, the 1995 Stock Option Plan, the 1996 Stock Option Plan and the 2000 Stock Option Plan will terminate on February 8, 2005, May 7, 2006 and September 21, 2010 respectively, the tenth anniversary date of the effectiveness of each such stock option plan.

Equity Compensation Plan Information

     This table summarizes share and exercise price information about our equity compensation plans as of March 31, 2002.

Number of
		Weighted average	securities
		exercise price of	available for
	Number of	outstanding	future issuance
	securities to be	options, warrants	under equity
Plan Category	issued	and rights	compensation plans

Equity compensation plans approved by security holders	11,849,451	$1.92	7,150,549
Equity compensation plans not approved by security holders	900,000	$0.6700	N/A

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the compensation committee’s report on executive compensation:

     The policy of the Board of Directors is to maintain executive compensation at competitive levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase stockholder value by improving our performance and profitability.

     The compensation committee reviews the base salaries of our employees (as well as our executive officers) annually, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. In determining our employee’s overall compensation, the compensation committee also reviews certain compensation levels at other companies. These other companies are not necessarily the same companies included in the peer group index in the performance graph section of this Proxy Statement. This is because the compensation committee believes that we compete for executive talent with companies in addition to those in our peer group. Additional factors reviewed by the compensation committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance.

     The compensation committee adopted a policy during the fiscal year ended March 31, 1998, which places executive compensation under an annual review, pursuant to which bonuses and additional option grants, as well as increases to salary, will be based on performance goals as established by the committee and the individual executives at the commencement of each year of employment. Further, the committee places the majority of executive compensation in “at-risk” categories, including stock options and performance bonuses. The committee has adopted a policy by which options granted pursuant to our 1995, 1996 and 2000 Stock Option Plans will be issued with exercise prices set at the fair market value of our common stock at the time of issue.

     Manuel D. Medina has entered into a one year employment agreement, commencing March 10, 2000, whereby he will be employed as President and Chairman of the Board of Terremark Worldwide. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The agreement provides for an annual base salary of $350,000.

     This report is submitted by the compensation committee:

Timothy Elwes Miguel J. Rosenfeld Kenneth I. Starr

CERTAIN RELATED PARTY TRANSACTIONS

     In June 2002, we received a $350,000 short-term non-interest bearing loan from Manuel D. Medina, our Chief Executive Officer. We repaid the loan the same month.

     In May 2002, we received a $1.5 million short-term loan at a 10% interest rate from Mr. Medina.

     In April 2002, we received a $300,000 short-term non-interest bearing loan from Mr. Medina. We repaid the loan in May 2002.

     In April 2002, we received a binding commitment from a group that includes two of our directors, Guillermo Amore and Miguel Rosenfeld, for the purchase of 10 million shares of common stock at $.75 per share. In May 2002, the transaction was completed by receiving $3.6 million in cash and the conversion of $3.9 million in short term promissory notes to equity.

     On September 5, 2001, we closed on a $48.0 million credit facility with a bank. In addition to Mr. Medina personally guaranteeing the credit facility, and in order for us to obtain the facility, the bank further required Mr. Medina to, prior to the bank disbursing funds under the credit facility, (i) provide a $5.0 million certificate of deposit to the bank as collateral for certain personal loans Mr. Medina has with the bank, and (ii) commit to accelerate the maturity date of those personal loans to December 31, 2001. Subsequent to September 2001, Mr. Medina and the bank changed the maturity date on the personal loans, first to December 31, 2001 and later to July 1, 2002. Mr. Medina also agreed to subordinate debt that we owed to Mr. Medina in the event of our default under the credit facility. Mr. Medina has repaid part of those personal loans to the bank through liquidation of the $5.0 million certificate of deposit in January 2002 leaving an outstanding principal balance of approximately $5.4 million and he intends to exercise his right under such personal loan agreements to extend their maturity date from July 1, 2002 to December 31, 2002.

     On September 5, 2001, in consideration of Mr. Medina agreeing to repay his indebtedness to the bank earlier than otherwise required, pledging the certificate of deposit to the bank and personally guaranteeing the $48 million credit facility and approximately $21 million of construction payables, we entered into an amended and restated employment agreement with him. Under the terms of the amended and restated employment agreement we will indemnify Mr. Medina from any personal liability related to his guarantees of any of our debt, use commercially reasonable efforts to relieve Mr. Medina of all his guarantees of our debt, provide up to $6.5 million of cash collateral to the bank should Mr. Medina be unable to repay the personal loans when due and provide a non interest-bearing $5.0 million loan to Mr. Medina for as long as his guarantees of our debt exist. If the promissory note becomes in default, we have the right of offset against all amounts payable by us to Mr. Medina, which is approximately $2.2 million as of March 31, 2002. Additionally, as long as Mr. Medina’s guarantees of our debt exist, we have agreed to nominate Mr. Medina to our Board of Directors and not remove Mr. Medina, unless for good cause, or remove any of our officers without Mr. Medina’s consent. There was no change in the amount or timing of Mr. Medina’s cash or non-cash compensation in connection with these agreements, nor did Mr. Medina receive any guarantee fee or other fees in connection with his guaranteeing our indebtedness. We do not anticipate funding the $6.5 million of cash collateral.

     The $48 million credit facility and the promissory note from Mr. Medina have been approved by our Board of Directors.

     In July 2002, the terms of non-interest bearing note from Mr. Median were amended. As amended, the note has a maturity date of December 5, 2004 and bears interest subsequent to September 5, 2002 at the applicable federal rate. Interest is due in bi-annual installments. On a quarterly basis, we will review the collectibility of this note. As of July 9, 2002, we owed Mr. Medina approximately $3.7 million. We have the right to withhold payment to Mr. Medina of $1,375,000 in amounts due.

     Mr. Medina, our Chairman, President and Chief Executive Officer is a member of the Board of Directors of Fusion and, through his interest in a general partnership, owns approximately 695,500 shares of Fusion common stock, along with options and warrants. There are also interlocking directors between us and Fusion. The interlocking directors consist of Messrs. Medina, Rosen, Schleicher, Starr and Wright.

PROPOSAL 2 – INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Our board of directors has unanimously approved an amendment to our amended and restated certificate of incorporation which would increase the total authorized number of shares of common stock from 300,000,000 to 400,000,000, thereby increasing the total authorized capital stock of the Company from 310,000,000 to 410,000,000.

     If this proposal is approved by you, the additional shares of our common stock so authorized, as well as shares of our common stock currently authorized but not issued or outstanding, may be issued from time to time upon authorization of our board of directors, without further approval by our stockholders, unless otherwise required by applicable law or the rules of the American Stock Exchange, and for such consideration as our board may determine and as may be permitted by applicable law. Our board believes the increase in the authorized shares of our common stock is necessary to provide us with the flexibility to act in the future with respect to financing and other corporate purposes (although no such specific activities are currently contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of our common stock may arise. Such a delay might deny us the flexibility that our board views as important in facilitating the effective use of the securities of our company.

     The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for such a purpose is possible. Shares of our authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company or could be issued to purchasers who would support our board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

     The proposed amendment does not change the terms of our common stock. Neither our certificate of incorporation nor Delaware law grants holders of our common stock any preemptive rights. The additional shares of our common stock for which authorization is sought will have the same par value, the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of our common stock now authorized. Adoption of the proposed amendment to our amended and restated certificate of incorporation would not affect the rights of the holders of currently outstanding shares of our common stock.

     The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on our current stockholders.

     As of the record date for the annual meeting, we had 222,631,074 shares of our common stock outstanding and 49,145,107 shares of our common stock reserved for issuance pursuant to various outstanding convertible preferred stock, convertible debentures, options and warrants to purchase our common stock.

     The following table illustrates the effect of the increase in the number of authorized shares of our common stock.

	Before the Amendment	After the Amendment

Authorized	300,000,000	400,000,000
Outstanding	222,631,074	222,631,074
Reserved	49,145,107	49,145,107
Available for Future Issuance	28,223,819	128,223,819

     The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date will be required to approve this amendment to our amended and restated certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

INDEPENDENT ACCOUNTANTS

Selection

     The appointment of PricewaterhouseCoopers LLP was made by our Audit Committee and was ratified by the Board. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee will be directly responsible for the appointment, compensation and oversight of any work of the independent accountants for the fiscal year ending March 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to the Independent Accountants

     PricewaterhouseCoopers LLP serves as our independent public accountants.

  Audit Fees

     We were billed $263,313, in aggregate, by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2002 and the reviews of the financial statements included in our filings on Forms 10-Q for that fiscal year.

  All Other Fees

     We were billed $62,750, in aggregate, by PricewaterhouseCoopers LLP for all professional services, other than the audit and review services described above, for the fiscal year ended March 31, 2002. PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during the fiscal year ended March 31, 2002.

PERFORMANCE GRAPH

     The following graph presents our total return to our stockholders for the period March 31, 1997 to March 31, 2002. Our common stock is compared to the Russell 2000 Index and a peer group. Due to the changed nature of our business that resulted from the merger of AmTec, Inc. with Terremark Holdings, Inc., we have adopted a new Peer Group Index of companies comprised of Exodus Communications Inc., Data Return Corp., Digex Inc. and Globix Corp. The companies in the Peer Group Index were chosen due to their similar line of business. The information contained in this graph is not necessarily indicative of our future performance.

	1997	1998	1999	2000	2001	2002

Terremark Worldwide, Inc.	$100	$25	$30	$84	$52	$9
Russell 2000	$100	$142	$119	$163	$128	$158
Peer Group Index	$100	$98	$154	$250	$21	$26

*	Assumes $100 invested at the close of trading on the last day preceding the first day of the fiscal year in our common stock, the Russell 2000 Index and the Peer Group Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the forms furnished to us and written representations of the reporting persons, we believe that during the fiscal year ended March 31, 2002 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any stockholder who intends to present a proposal at our 2003 annual meeting of stockholders and who wishes to have their proposal included in our Proxy Statement for that meeting, must deliver the proposal to our Assistant Secretary in writing not later than June 22, 2003.

     After the June 22, 2003 deadline, a stockholder may present a proposal at our 2003 Annual Meeting of Stockholders if it is submitted to our Assistant Secretary at the address below no later than September 9, 2003. If timely submitted, the stockholder may present the proposal at the 2003 Annual Meeting of Stockholders, but we are not obligated to present the matter in our proxy materials.

     A stockholder wishing to recommend a candidate for election to the Board of Directors should send the recommendation and a description of the person’s qualifications to our Assistant Secretary at the address below. A stockholder wishing to nominate a candidate for election to the Board of Directors is required to give written notice to the Assistant Secretary of his or her intention to make such a nomination. The notice of nomination must be received by our Assistant Secretary at the address below no later than June 22, 2003. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our amended and restated bylaws. A nomination which does not comply with the above requirements will not be considered.

     Send all proposals or nominations to Robert D. Sichta, Assistant Secretary, Terremark Worldwide, Inc., 2601 South Bayshore Drive, Suite 900, Miami, Florida 33133.

TERREMARK WORLDWIDE, INC.
2601 South Bayshore Drive
Miami, Florida 33133

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

     The undersigned holder of common stock of Terremark Worldwide, Inc., a Delaware corporation (the “Company”), hereby appoints Jose E. Gonzalez and Robert D. Sichta, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company’s 2001 Annual Meeting of Stockholders, to be held on Friday, November 15, 2002, at 10:00 a.m. at ________________, Miami, Florida __________, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors.

FOR all nominees listed below (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all nominees listed below ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN THIS PROPOSAL NO. 1.

NOMINEES:	Manuel D. Medina Guillermo Amore Timothy Elwes Jose Maria Figueres-Olsen Marvin S. Rosen Miguel Rosenfeld Joel A. Schleicher Kenneth I. Starr Joseph R. Wright, Jr. [new director]

(Instruction: To withhold authority for an individual nominee, write that nominee’s name on the line provided below.)

2.	Approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from ____________________ to ____________________
☐ FOR ☐AGAINST ☐ABSTAIN

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company’s 2002 Annual Report to Stockholders.

DATE

SIGNATURE

SIGNATURE (if held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.